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                                                                   Exhibit 10.23

            ASSIGNMENT OF PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

                      THOMPSON-ALPHARETTA, LTD., AS SELLER
                                       AND
                             SERIES C, LLC, AS BUYER

      ASSIGNOR, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby assign all of its right, title and interest in that certain Purchase Agreement and Escrow Instructions (the "Purchase Agreement") described herein, to ASSIGNEE and its successors and assigns. The Purchase Agreement is described as follows:

      DATE OF AGREEMENT: October 10, 2005

      ORIGINAL BUYER:    Series C, LLC

      ASSIGNED TO:       Cole CV Alpharetta GA, LLC

      PROPERTY ADDRESS:  184 North Main Street, Alpharetta, GA

      ASSIGNOR acknowledges that it is not released from any and all obligations or liabilities under said Purchase Agreement with the exception of the earnest money deposit which is currently in escrow.

      ASSIGNEE hereby agrees to assume and be responsible for all obligations and liabilities under said Purchase Agreement. This Assignment shall be in full force and effect upon its full execution.

      Executed this 30th day of November, 2005.

ASSIGNOR:                                     ASSIGNEE:

SERIES C, LLC,                            COLE CV ALPHARETTA GA, LLC, a Delaware
an Arizona limited liability company      limited liability company,

                                          By: Cole REIT Advisors II, LLC, a
                                              Delaware limited liability company
By:   /S/  John M. Pons                       its Manager
   ---------------------------------
      John M. Pons
      Authorized Officer

                                              By: /S/  John M. Pons
                                                 -------------------------------
                                                   John Pons, Authorized Officer
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                               PURCHASE AGREEMENT
                             AND ESCROW INSTRUCTIONS

                                     BETWEEN

                            THOMPSON-ALPHARETTA, LLC

                                    AS SELLER

                                       AND

                                  SERIES C, LLC

                                    AS BUYER

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                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

DATED: Dated to be effective as of October 10, 2005 (the "Effective Date").

PARTIES: This Purchase Agreement and Escrow Instructions is between Thompson-Alpharetta, LLC, as "Seller", and Series C, LLC, as "Buyer".

      WHEREAS, as of the Effective Date, Seller is the fee title owner of that certain improved property located at 184 North Main Street, Alpharetta, Georgia, as legally described on Exhibit A attached hereto (the "Real Property");

      WHEREAS, as of the Effective Date, the Real Property is improved with a building containing approximately 10,125 square feet (the "Building") which Building is leased to Mayfield CVS, Inc. ("Tenant") in accordance with a written lease and guaranty thereof by CVS Corporation (such lease and guaranty being hereafter collectively referred to as the "Lease"). The Real Property, the Building, the improvements to the Real Property (the "Improvements"), the personal property, if any, of Seller located on the Real Property and Seller's interest in the Lease and all rents issued and profits due or to become due thereunder are hereinafter collectively referred to as the "Property"; and

      WHEREAS, Buyer desires to purchase the Property from Seller and Seller desires to sell the Property to Buyer free and clear of all liens, all as more particularly set forth in this Purchase Agreement and Escrow Instructions (the "Agreement").

      NOW THEREFORE, in consideration of the promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer (the "Parties" or a "Party") hereby agree as follows:

      1. INCORPORATION OF RECITALS. All of the foregoing Recitals are hereby incorporated as agreements of the Parties.

      2. BINDING AGREEMENT. This Agreement constitutes a binding agreement between Seller and Buyer for the sale and purchase of the Property subject to the terms set forth in this Agreement. Subject to the limitations set forth in this Agreement, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns. This Agreement supersedes all other written or verbal agreements between the Parties concerning any transaction embodied in this Agreement. No claim of waiver or modification concerning the provision of this Agreement shall be made against a Party unless based upon a written instrument signed by such Party.

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      3. INCLUSIONS IN PROPERTY.

            (a) The Property. The term "Property" shall also include the following:

                  (1) all tenements, hereditaments and appurtenances pertaining to the Real Property;

                  (2) all mineral, water and irrigation rights, if any, running with or otherwise pertaining to the Real Property;

                  (3) all interest, if any, of Seller in any road adjoining the Real Property;

                  (4) all interest, if any, of Seller in any award made or to be made or settlement in lieu thereof for damage to the Property by reason of condemnation, eminent domain or exercise of police power;

                  (5) all of Seller's interest in the Building, the Improvements and any other improvements and fixtures on the Real Property;

                  (6) all of Seller's interest, if any, in any equipment, machinery and personal property on or used in connection with the Real Property (the "Personalty");

                  (7) the Lease and security deposit, if any, now or hereafter due thereunder; and,

                  (8) all of Seller's interest, to the extent transferable, in all permits and licenses (the "Permits"), warranties (specifically including, without limitation, any warranty related to the roof of the Building), contractual rights and intangibles (including rights to the name of the improvements as well as architectural/engineering plans) with respect to the operation, maintenance, repair or improvement of the Property (the "Contracts").

            (b) The Transfer Documents. Except for the Personalty which shall be transferred by that certain bill of sale from Seller to Buyer, a specimen of which is attached hereto as Exhibit B (the "Bill of Sale"), the Lease which is to be transferred by that certain assignment and assumption of lease, a specimen of which is attached hereto as Exhibit C (the "Assignment of Lease"), the Permits and Contracts which are to be transferred by that certain assignment agreement, a specimen of which is attached hereto as Exhibit D (the "Assignment Agreement"), all components of the Property shall be transferred and conveyed by execution and delivery of Seller's special warranty deed, a specimen of which is attached hereto as Exhibit E (the "Deed"). The Bill of Sale, the Assignment of Lease, the Assignment Agreement and the Deed are hereinafter collectively referred to as the "Transfer Documents".

      4. PURCHASE PRICE. The price to be paid by Buyer to Seller for the Property is THREE MILLION ONE HUNDRED THOUSAND and NO/100 DOLLARS
($3,100,000.00) (the "Purchase Price"), payable as follows:

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            (a) Two Hundred Thousand and no/100 Dollars ($200,000.00) earnest money (the "Earnest Money Deposit") to be deposited in escrow with Fidelity National Title Insurance Company, 40 N. Central Avenue, Suite 2850, Phoenix, Arizona 85004, Attention: Ms. Mary Garcia ("Escrow Agent") not later than five
(5) business days following the receipt by Escrow Agent of a fully-executed original of this Agreement (said receipt by Escrow Agent of both a fully-executed original of this Agreement and the Earnest Money Deposit, the "Opening of Escrow"), which Earnest Money Deposit is to be held by Escrow Agent until released to Seller or Buyer as provided herein or paid to Seller at close of escrow ("COE"); and

            (b) Two Million Nine Hundred Thousand and no/100 Dollars ($2,900,000.00) in additional cash, or other immediately available funds (as may be increased or decreased by such sums as are required to take into account any additional deposits, prorations, credits, or other adjustments required by this Agreement), to be deposited in escrow with Escrow Agent on or before COE (the "Additional Funds") which is to be held by Escrow Agent until cancellation of this Agreement as provided herein or paid to Seller at COE.

      5. DISPOSITION OF EARNEST MONEY DEPOSIT Seller and Buyer hereby instruct Escrow Agent to place the Earnest Money Deposit in a federally insured interest-bearing passbook account on behalf of Seller and Buyer. The Earnest Money Deposit and interest thereon shall be applied as follows:

            (a) if Buyer cancels this Agreement as Buyer is so entitled to do as provided in this Agreement, the Earnest Money Deposit and all interest earned to the effective date of withdrawal shall be paid immediately to Buyer;

            (b) if the Earnest Money Deposit is forfeited by Buyer pursuant to this Agreement, such Earnest Money Deposit and all interest earned to the date of withdrawal shall be paid to Seller as Seller's agreed and total liquidated damages, it being acknowledged and agreed that it would be difficult or impossible to determine Seller's exact damages; and

            (c) if escrow closes, the Earnest Money Deposit and all interest earned to COE shall be credited to Buyer, automatically applied against the Purchase Price and paid to Seller at COE.

      6. PRELIMINARY TITLE REPORT AND OBJECTIONS. Within ten (10) days after the Opening of Escrow, Escrow Agent shall deliver a current Preliminary Title Report (the "Report") for an ALTA extended coverage title insurance policy (the "Owner's Policy") on the Property to Buyer and Seller. The Report shall show the status of title to the Property as of the date of the Report and shall also describe the requirements of Escrow Agent for the issuance of the Owner's Policy as described herein. The cost of the Owner's Policy shall be shared equally by Buyer and Seller. In addition to the Report, Escrow Agent shall simultaneously deliver to Buyer legible copies of all documents identified in Part Two of Schedule B of the Report. If Buyer is dissatisfied with any exception to title as shown in the Report, then Buyer may either, by giving written notice thereof to Escrow Agent on or before expiration of the Study Period (as defined below)
(a) cancel this Agreement, whereupon the Earnest Money Deposit plus interest

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shall be returned to Buyer together with all documents deposited in escrow by
Buyer, or (b) provisionally accept the title subject to Seller's agreement to cause the removal of any disapproved exceptions or objections, in which case Seller shall (at its sole cost) remove the exceptions or objections (or, if acceptable to Buyer, obtain title insurance endorsements over the exceptions and objections) before COE. Seller shall notify Buyer in writing within five (5) days after receiving Buyer's written notice of disapproval of any exception, if Seller does not intend to remove (or endorse over) any such exception and/or objection. Seller's lack of response shall be deemed as Seller's refusal to remove the objectionable exceptions (or obtain title insurance endorsements over said exceptions and objections, if acceptable to Buyer) prior to COE. In the event the Report is amended to include new exceptions that are not set forth in a prior Report, Buyer shall have until the later of (i) the expiration of the Study Period, or (ii) the date seven (7) days after Buyer's receipt of the amended Report and copies of the documents identified in the new exceptions or new requirements, within which to cancel this Agreement and receive a refund of the Earnest Money Deposit plus interest or to provisionally accept the title subject to Seller's agreement to cause the removal of any disapproved exceptions or objections. If Seller serves notice to Buyer that Seller does not intend to remove such exceptions and objections before COE, Buyer shall, within ten (10) days thereafter, notify Seller and Escrow Agent in writing of Buyer's election to either (i) terminate this Agreement, whereupon the Earnest Money Deposit plus interest shall be returned to Buyer and all obligations shall terminate, or (ii) Buyer may waive such objections and the transaction shall close as scheduled. If written notice of dissatisfaction is not timely given by Buyer to Seller pursuant to this Section 6, then Buyer shall be deemed to have disapproved of the condition of the title of the Property as shown by the Report, and shall have elected to terminate this Agreement.

      7. BUYER'S STUDY PERIOD.

            (a) The Study Period. Buyer shall have until the later of 5:00 p.m. MST on (i) the thirtieth (30th) day after Buyer's receipt of all deliveries of Seller's Diligence Materials (as hereinafter defined), (the "Study Period"), at Buyer's sole cost, within which to conduct and approve any investigations, studies or tests deemed necessary by Buyer, in Buyer's sole discretion, to determine the feasibility of acquiring the Property, including, without limitation, Buyer's right to: (i) review and approve the Survey (as hereinafter defined), the Lease, Seller's operating statements with respect to the Property, and the Contracts; (ii) meet and confer with Tenant; and, (iii) obtain, review and approve an environmental study of the Real Property and Building (collectively, "Buyer's Diligence").

            (b) Right of Entry. Subject to the prior rights of the Tenant of the Property, Seller hereby grants to Buyer and Buyer's agents, employees and contractors the right to enter upon the Property, at any time or times during the Study Period, to conduct Buyer's Diligence. In consideration therefor, Buyer shall and does hereby agree to indemnify and hold Seller harmless from any and all liabilities, claims, losses or damages, including, but not limited to, court costs and attorneys' fees, which may be incurred by Seller as a direct result of Buyer's Diligence. Buyer's indemnity and hold harmless obligation shall survive cancellation of this Agreement or COE.

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            (c) Cancellation. Unless Buyer so notifies Seller or Escrow Agent, in writing, on or before the end of the Study Period of Buyer's acceptance of Buyer's Diligence and waiver of the contingencies as set forth in this Section 7, this Agreement shall be canceled and the Earnest Money Deposit plus interest shall be returned immediately to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement.

      8. DELIVERY OF SELLER'S DILIGENCE MATERIALS.

            (a) Deliveries to Buyer. Seller agrees to deliver to Buyer contemporaneously with the Opening of Escrow all information in Seller's possession or control relating to the leasing, operating, maintenance, repair, zoning (including any zoning verification letters), platting, engineering, soil tests, water tests, environmental tests, construction (including the Certificate of Occupancy for the Property), master planning, architectural drawings and like matters regarding the Property (collectively, "Seller's Diligence Materials"), all at no cost to Buyer. The foregoing deliveries shall include, but not be limited to, copies of all: (i) books of account and records for the Property for the last twenty-four (24) months (including year-end Tenant CAM expense reconciliations); (ii) the Lease and a copy of the leasehold title insurance policy delivered to Tenant; (iii) a detailed listing of all capital expenditures on the Property for Seller's period of ownership; (iv) the maintenance history of the Property for the last twenty-four (24) months; (v) current maintenance, management, and listing contracts for the Property including any amendments thereto; (vi) all claims or suits by Tenant or third parties involving the Property or the Lease or any Contracts (whether or not covered by insurance);
(vii) a list of all claims or suits by or against Seller regarding the Property for the last thirty-six (36) months; (viii) the most recent appraisal of the Property; (ix) the site plan with respect to the Property; (x) all environmental reports for the Property Performed for, or in the possession of, Seller, which reports are identified on the attached Schedule 8(a) (the "Environmental Reports"), without representation or warranty as to the accuracy thereof; and
(xi) any other documents or other information in the possession of Seller or its agents pertaining to the Property that Buyer may reasonably request in writing.

            (b) Delivery by Buyer. If this Agreement is canceled for any reason, except Seller's willful default hereunder, Buyer agrees to deliver to Seller upon payment by Seller to Buyer of Buyer's cost thereof, copies of those investigations, studies and/or tests which Buyer may have elected to obtain.

            (c) Disclaimers by Seller. Except as expressly set forth in this Agreement and/or the Transfer Documents, it is understood and agreed that Seller has not at any time made and is not now making, and Seller specifically disclaims, any warranties or representations of any kind or character, express or implied, with respect to the Property, including, but not limited to, warranties or representations as to (i) matters of title, (ii) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of hazardous materials in, on, under or in the vicinity of the Property, (iii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (iv) whether, and to the extent to which the Property or any portion

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thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone areas, flood plain, floodway or special flood hazard, (v) drainage, (vi) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (vii) the presence of endangered species or any environmentally sensitive or protected areas, (viii) zoning or building entitlements to which the Property or any portion thereof may be subject, (ix) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric,
(x) usages of adjoining property, (xi) access to the Property or any portion thereof, (xii) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (xiii) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (xiv) the existence or non-existence of underground storage tanks, surface impoundments, or landfills, (xv) the merchantability of the Property or fitness of the Property for any particular purpose, (xvi) the truth, accuracy or completeness of the Seller's Diligence Deliveries other than those items described in and furnished pursuant to Subsections 8(a)(i), and
(iii)-(vii), (xvii) tax consequences, or (xviii) any other matter or thing with respect to the Property.

            (d) Sale "As Is", Where Is". Buyer acknowledges and agrees that upon Closing, Seller shall sell and convey to Buyer and Buyer shall accept the Property "AS IS, WHERE IS, WITH ALL FAULTS," except to the extent expressly provided otherwise in this Agreement, the Transfer Documents and any document executed by Seller and delivered to Buyer at Closing. Except as expressly set forth in this Agreement and the Transfer Documents, Buyer has not relied and will not rely on, and Seller has not made and is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, Property information packages distributed with respect to the Property) made or furnished by Seller, or any real estate broker, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing. Buyer represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and that, except as expressly set forth in this Agreement and the Transfer Documents, it is relying solely on its own expertise and that of Buyer's consultants in purchasing the Property and shall make an independent verification of the accuracy of any documents and information provided by Seller. Buyer will conduct such inspections and investigations of the Property as Buyer deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same. By failing to terminate this Agreement prior to the expiration of the Study Period, Buyer acknowledges that Seller has afforded Buyer a full opportunity to conduct such investigations of the Property as Buyer deems necessary to satisfy itself as to the condition of the Property and the existence or non-existence or curative action to be taken with respect to any hazardous materials on or discharged from the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement and the Transfer Documents. Upon Closing, except as expressly set

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forth in this Agreement and the Transfer Documents, Buyer shall assume the risk that adverse matters, including, but not limited to, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by Buyer's inspections and investigations.

      9. THE SURVEY. Buyer shall, within fifteen (15) days of Opening of Escrow, cause a certified ALTA survey of the Real Property, Building and Improvements (the "Survey") to be completed by a surveyor licensed in the State of Georgia and delivered to Escrow Agent and Buyer, whereupon the legal description in the Survey shall control over the description in Exhibit A attached hereto to the extent they may be inconsistent. The Survey shall set forth the legal description and boundaries of the Property and all easements, encroachments and improvements thereon. The cost of the Survey shall be shared equally by Buyer and Seller.

      10. IRS SECTION 1445. Seller shall furnish to Buyer in escrow by COE a sworn affidavit (the "Non-Foreign Affidavit") stating under penalty of perjury that Seller is not a "foreign person" as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). If Seller does not timely furnish the Non-Foreign Affidavit, Buyer may withhold (or direct Escrow Agent to withhold) from the Earnest Money Deposit and/or the Additional Funds, an amount equal to the amount required to be so withheld pursuant to Section 1445(a) of the Code, and such withheld funds shall be deposited with the Internal Revenue Service as required by such Section 1445(a) and the regulations promulgated thereunder. The amount withheld, if any, shall nevertheless be deemed to be part of the Purchase Price paid to Seller.

      11. DELIVERY OF POSSESSION. Seller shall deliver possession of the Property to Buyer at COE subject only to the rights of Tenant under the Lease as approved by Buyer as part of Buyer's Diligence.

      12. BUYER'S CONDITIONS PRECEDENT. In addition to all other conditions precedent set forth in this Agreement, Buyer's obligations to perform under this Agreement and to close escrow are expressly subject to the following:

            (a) the delivery by Seller to Escrow Agent, for delivery to Buyer at COE, of the executed original Transfer Documents;

            (b) the issuance of the Owner's Policy (or a written commitment therefor) subject only to those matters approved or deemed approved by Buyer pursuant to this Agreement;

            (c) the delivery by Seller to Buyer at COE of all security deposits and pre-paid/abated rents under the Lease, if any, in the form of a credit in favor of Buyer against the Additional Funds;

            (d) the deposit by Seller with Buyer prior to expiration of the Study Period of (i) an original estoppel certificate naming Buyer (or its designee) and Wachovia Bank, National Association as addressees, which certificate must be reasonably acceptable to Buyer, in Tenant's

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standard form, and (ii) a subordination, non-disturbance and attornment agreement, in form and substance reasonably acceptable to Tenant, for the benefit of Wachovia Bank, National Association, both executed by Tenant under the Lease;

            (e) the deposit with Escrow Agent and Buyer prior to the expiration of the Study Period of an executed waiver by Tenant of any right of first refusal under the Lease;

            (f) the deposit with Escrow Agent of an executed affidavit of Seller and such other documentation as may be reasonably required by Escrow Agent to allow for the deletion of the mechanics' lien exception from the Owner's Policy;

            (g) the deposit with Escrow Agent of a letter from Seller to Tenant requesting that future rent under the Lease be paid to Buyer;

            (h) delivery of the SEC Filing Information (as hereinafter defined) and the SEC Filings Letter (as hereinafter defined) by Seller to Buyer not less than five (5) days prior to COE; and

            (i) delivery to Buyer of originals of the Lease, the Contracts, and Permits, if any, in the possession of Seller or Seller's agents and any correspondence with respect thereto, together with such non-proprietary leasing and property manuals, files and records which are material in connection with the continued operation, leasing and maintenance of the Property.

If the foregoing conditions have not been satisfied by the specified date or COE as the case may be, then Buyer shall have the right, at Buyer's sole option, by giving written notice to Seller and Escrow Agent, to cancel this Agreement, whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement.

      13. SELLER'S WARRANTIES. Seller hereby represents and warrants to Buyer as of the Effective Date and again as of COE that:

            (a) there are no unrecorded leases (other than the Lease), liens or encumbrances which may affect title to the Property;

            (b) to Seller's Knowledge, no notice of violation has been issued with regard to any applicable regulation, ordinance, requirement, covenant, condition or restriction relating to the present use or occupancy of the Property by any person, authority or agency having jurisdiction;

            (c) to Seller's Knowledge, there are no intended public improvements which will or could result in any charges being assessed against the Property which will result in a lien upon the Property;

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            (d) to Seller's Knowledge, there is no impending or contemplated condemnation or taking by inverse condemnation of the Property, or any portion thereof, by any governmental authorities;

            (e) there are no suits or claims pending or to Seller's Knowledge, threatened with respect to or in any manner affecting the Property;

            (f) Seller has not entered into and there is not existing any other agreement, written or oral, under which Seller is or could become obligated to sell the Property, or any portion thereof, to a third party and Seller will not enter into nor execute any such agreement without Buyer's prior written consent;

            (g) Seller has not and will not, without the prior written consent of Buyer, take any action before any governmental authority having jurisdiction thereover, the object of which would be to change the present zoning of or other land-use limitations, upon the Property, or any portion thereof, or its potential use, and, to Seller's knowledge, there are no pending proceedings, the object of which would be to change the present zoning or other land-use limitations;

            (h) this transaction will not in any way violate any other agreements to which Seller is a party;

            (i) Seller has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents, specimens of which are attached hereto as Exhibits;

            (j) no default of Seller exists under any of the Contracts and, to Seller's Knowledge, no default of the other parties exists under any of the Contracts;

            (k) no consent of any third party is required in order for Seller to enter into this Agreement and perform Seller's obligations hereunder;

            (l) except for any item to be prorated at COE in accordance with this Agreement, all bills or other charges, costs or expenses arising out of or in connection with or resulting from Seller's use, ownership, or operation of the Property up to COE shall be paid in full by Seller;

            (m) all general real estate taxes, assessments and personal property taxes that have become due with respect to the Property (except for those that will be prorated at COE) have been paid or will be so paid by Seller prior to COE;

            (n) from the Effective Date hereof until COE or the earlier termination of this Agreement, Seller shall (i) operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof, and shall perform in all material respects, its obligations under the Lease, (ii) not amend, modify or waive any material rights under the Lease, and (iii) maintain the existing or

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comparable insurance coverage, if any, for the Improvements which Seller is obligated to maintain under the Lease;

            (o) Except as otherwise provided in the Environmental Reports, or in the Report, Seller has no actual knowledge that there exists or has existed, and Seller itself has not caused any generation, production, location, transportation, storage, treatment, discharge, disposal, release or threatened release upon, under or about the Property of any Hazardous Materials. "Hazardous Materials" shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos (including, without limitation, vinyl asbestos tile), or any other substance or material, defined as a "hazardous substance" by any federal, state, or local environmental law, ordinance, rule or regulation including, without limitation, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Hazardous Materials Transportation Act, as amended, the Federal Resource Conservation and Recovery Act, as amended, and the rules and regulations adopted and promulgated pursuant to each of the foregoing;

            (p) Except as otherwise provided in the Environmental Reports, or in the Report, to Seller's actual knowledge, there is not now, nor has there ever been, on or in the Property underground storage tanks, any asbestos-containing materials or any polychlorinated biphenyls, including those used in hydraulic oils, electric transformers, or other equipment;

            (q) to Seller's knowledge there are no proceedings pending for the increase of the assessed valuation of the Real Property;

            (r) should Seller receive notice or knowledge of any information regarding any of the matters set forth in this Section 13 after the Effective Date and prior to COE, Seller will immediately notify Buyer of the same in writing;

            (s) the execution, delivery and performance of this Agreement and the Transfer Documents, specimens of which are attached hereto as Exhibits, have not and will not constitute a breach or default under any other agreement, law or court order under which Seller is a party or may be bound; and

            (t) all representations made in this Agreement by Seller shall survive the execution and delivery of this Agreement and COE for a period of two hundred seventy (270) days. Seller shall and does hereby indemnify against and hold Buyer harmless from any loss, damage, liability and expense, together with all court costs and attorneys' fees which Buyer may incur, by reason of any material misrepresentation by Seller or any material breach of any of Seller's warranties. Seller's indemnity and hold harmless obligations shall survive COE.

"Seller's Knowledge" means matters of which A. Russell Poteat is presently aware, without undertaking any investigation or inquiry whatsoever. If Seller is unable to renew a warranty as of COE due to changed circumstance outside the control of Seller or newly acquired knowledge, the same shall not constitute a breach or default hereunder; provided, however, in the event a warranty is materially affected by such a changed circumstance or new knowledge, Tenant shall

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be entitled to terminate this Agreement upon written notice of such material change or new knowledge, whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement.

      14. BUYER'S WARRANTIES. Buyer hereby represents to Seller as of the Effective Date and again as of COE that:

            (a) Buyer has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents, specimens of which are attached hereto as Exhibits;

            (b) there are no actions or proceedings pending or to Buyer's knowledge, threatened against Buyer which may in any manner whatsoever affect the validity or enforceability of this Agreement or any of the documents, specimens of which are attached hereto as Exhibits;

            (c) the execution, delivery and performance of this Agreement and the Transfer Documents, specimens of which are attached hereto as Exhibits, have not and will not constitute a breach or default under any other agreement, law or court order under which Buyer is a party or may be bound;

            (d) should Buyer receive notice or knowledge of any information regarding any of the matters set forth in this Section 14 after the Effective Date and prior to COE, Buyer will promptly notify Seller of the same in writing; and

            (e) all representations made in this Agreement by Buyer shall survive the execution and delivery of this Agreement and COE for a period of two hundred seventy (270) days. Buyer shall and does hereby indemnify against and hold Seller harmless from any loss, damage, liability and expense, together with all court costs and attorneys' fees, if awarded by a court of law, which Seller may incur, by reason of any material misrepresentation by Buyer or any material breach of any of Buyer's warranties. Buyer's indemnity and hold harmless obligations shall survive COE.

      15. RENTS AND DEPOSITS. Seller and Buyer agree that, in addition to all other conditions and covenants contained herein, Seller shall deliver to Buyer and Escrow Agent not later than the day immediately prior to COE information, certified by Seller to be true and accurate as of the date thereof and as of the date of COE, with respect to (i) the amount of Tenant's security deposit under the Lease, if any, and (ii) prepaid and/or abated rents, including, without limitation, the amount thereof and the date to which such rents have been paid.

      16. BROKER'S COMMISSION. Concerning any brokerage commission, the Parties agree as follows:

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            (a) the Parties warrant to one another that they have not dealt with any finder, broker or realtor in connection with this Agreement except Franklin Real Estate Group, Inc., M III Companies, and Roger Massell, The Lennox/Massell Companies (collectively, "Brokers");

            (b) if any person shall assert a claim to a finder's fee or brokerage commission on account of alleged employment as a finder or broker in connection with this Agreement (including Brokers), the Party under whom the finder or broker is claiming shall indemnify and hold the other Party harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim. The provisions of this subsection shall survive cancellation of this Agreement or COE; and

            (c) Seller shall be responsible for payment of a commission to Brokers in an aggregate amount equal to Two Percent (2%) of the Purchase Price, which commission shall be divided equally among the Brokers and shall be paid at COE.

      17. CLOSE OF ESCROW. COE shall be on or before 5:00 p.m. MST on the thirtieth (30th) day after the expiration of the Study Period or such earlier date as Buyer may choose by giving not less than five (5) days prior written notice to Seller and Escrow Agent. Buyer may extend the COE date for up to an additional thirty (30) days upon delivery of written notice to extend the COE date to Escrow Agent prior to the original COE date and by depositing an additional Fifty Thousand and no/100 Dollars ($50,000.00) of earnest money with Escrow Agent. For purposes of this Agreement, any additional earnest money deposited with Escrow Agent pursuant to this Section 17 shall be added to and become a part of the Earnest Money Deposit.

      18. ASSIGNMENT. This Agreement may not be assigned by Seller without the prior written consent of Buyer which consent shall not be unreasonably withheld. Buyer may assign its rights under this Agreement to an affiliate of Buyer without seeking or obtaining Seller's consent. Such assignment shall not become effective until the assignee executes an instrument whereby such assignee expressly assumes each of the obligations of Buyer under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money Deposit. Buyer may also designate someone other than Buyer, as grantee and/or assignee, under the Transfer Documents by providing written notice of such designation at least five (5) days prior to COE. No assignment shall release or otherwise relieve Buyer from any obligations hereunder.

      19. RISK OF LOSS. Seller shall bear all risk of loss, damage or taking of the Property which may occur prior to COE. In the event of any loss, damage or taking prior to COE, Buyer may, at Buyer's sole option, by written notice to Seller and Escrow Agent, cancel this Agreement whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder. In the alternative, Buyer may attempt to negotiate an appropriate downward adjustment of the Price. If Seller and Buyer cannot agree upon such a downward adjustment within a reasonable period (not to exceed ten

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(10) days from the date Buyer receives notice of the loss) Buyer may cancel this
Agreement as provided above. If Buyer waives any such loss or damage to the Property and closes escrow, Seller shall at COE and as a condition precedent thereto, pay Buyer or credit Buyer against the Additional Funds the amount of any insurance or condemnation proceeds, or assign to Buyer, as of COE and in a form acceptable to Buyer, all rights or claims for relief to the same.

      20. REMEDIES.

            (a) Seller's Breach. If Seller breaches this Agreement, Buyer may, at Buyer's sole option, either: (i) by written notice to Seller and Escrow Agent, cancel this Agreement whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder; or, (ii) seek specific performance against Seller in which event COE shall be automatically extended as necessary. Notwithstanding the foregoing, if specific performance is unavailable as a remedy to Buyer because of Seller's affirmative acts, Buyer shall be entitled to pursue an action at law or in equity, provided that any monetary judgment against Seller shall be limited to Two Hundred Thousand Dollars ($200,000.00).

            (b) Buyer's Breach. If Buyer breaches this Agreement, as its sole remedy Seller shall be entitled to retain the Earnest Money Deposit in accordance with subsection 5(b) as Seller's agreed and total liquidated damages. Seller hereby waives any right to seek any equitable or legal remedies against Buyer.

      21. ATTORNEYS' FEES. If there is any litigation to enforce any provisions or rights arising herein, the unsuccessful party in such litigation, as determined by the court, agrees to pay the successful party, as determined by the court, all costs and expenses, including, but not limited to, reasonable attorneys' fees incurred by the successful party, such fees to be determined by the court.

      22. NOTICES.

            (a) Addresses. Except as otherwise required by law, any notice required or permitted hereunder shall be in writing and shall be given by personal delivery, or tested telex, or telegram, or telecopies (fax), or any express or overnight delivery service (e.g., Federal Express), delivery charges prepaid:

if to Seller:                        Thompson-Alpharetta, LLC
                                     6465 Fourth Street
                                     Vero Beach, FL 32968
                                     Attn: A. Russell Poteat
                                     Tel.: (772) 567-3795
                                     Fax:  (772) 567-2352

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with a copy to:                      John M. Baird
                                     White & Reasor, PLC
                                     Two American Center, Suite 1150
                                     3102 West End Avenue
                                     Nashville, TN  37203
                                     Tel.: (615) 383-3345
                                     Fax:  (615) 383-5534

if to Buyer:                         Series C, LLC
                                     2555 E. Camelback Road, Suite 400
                                     Phoenix, AZ  85016
                                     Attn: Legal Department
                                     Tel.: (602) 778-8700
                                     Fax:  (602) 778-8780

with copies to:                      Bennett Wheeler Lytle & Cartwright, PLC
                                     3838 North Central Avenue, Suite 1120
                                     Phoenix, AZ 85012
                                     Attn: J. Craig Cartwright
                                     Tel.: (602) 445-3433
                                     Fax:  (602) 266-9119

If to Escrow Agent:                  Fidelity National Title Insurance Company
                                     40 N. Central Avenue, Suite 2850
                                     Phoenix, AZ 85004
                                     Attn: Ms. Mary Garcia
                                     Tel.: (602) 343-7571
                                     Fax:  (888) 788-4629

            (b) Effective Date of Notices. Notice shall be deemed to have been given on the date on which notice is delivered, if notice is given by personal delivery, telex, telegrams or telecopies, and on the date deposited with the overnight carrier, if used. Notice shall be deemed to have been received on the date on which the notice is received, if notice is given by personal delivery. If escrow has opened, a copy of any notice given to a party shall also be given to Escrow Agent by regular U.S. Mail or by any other method provided for herein.

      23. CLOSING COSTS.

            (a) Closing Costs. Seller and Buyer agree to pay closing costs as indicated in this Agreement and in the escrow instructions attached hereto as Exhibit F, and by this reference incorporated herein (the "Escrow Instructions"). At COE, Seller shall pay (i) the costs of releasing all liens, judgments, and other encumbrances that are to be released and of recording such releases, (ii) one half the fees and costs due Escrow Agent for its services,
(iii) the transfer tax associated with the sale of the Property, if any, and
(iv) all other costs to be paid by Seller under this Agreement. Buyer shall pay one half the fees and costs due Escrow Agent for its services. Except as otherwise provided for in this Agreement, Seller and Buyer will each be

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solely responsible for and bear all of their own respective expenses, including, without limitation, expenses of legal counsel, accountants, and other advisors incurred at any time in connection with pursuing or consummating the transaction contemplated herein. Real estate taxes shall be prorated based upon the current valuation and latest available tax rates. All prorations shall be calculated through escrow as of COE based upon the latest available information, including, without limitation, a credit to Buyer for any rent prepaid by Tenant for the period beginning with and including the date on which the closing occurs through and including the last day of the month in which the closing occurs. All other credits to Buyer shall be similarly prorated. Any other closing costs not specifically designated as the responsibility of either Party in the Escrow Instructions or in this Agreement shall be paid by Seller and Buyer according to the usual and customary allocation of the same by Escrow Agent. Seller agrees that all closing costs payable by Seller shall be deducted from Seller's proceeds otherwise payable to Seller at COE. Buyer shall deposit with Escrow Agent sufficient cash to pay all of Buyer's closing costs. Except as provided in this Section 23(a), Seller and Buyer shall each bear their own costs in regard to this Agreement.

            (b) Post-Closing Adjustment. If after COE, the parties discover any errors in adjustments and apportionments or additional information becomes available which would render the closing prorations materially inaccurate, the same shall be corrected as soon after their discovery as possible. The provision of this Section 23(b) shall survive COE except that no adjustment shall be made later than two (2) months after COE unless prior to such date the Party seeking the adjustment shall have delivered a written notice to the other Party specifying the nature and basis for such claim. In the event that such claim is valid, the Party against whom the claim is sought shall have ten (10) days in which to remit any adjustment due.

            (c) Instructions. This Agreement, together with the Escrow Instructions, shall constitute escrow instructions for the transaction contemplated herein. Such escrow instructions shall be construed as applying principally to Escrow Agent's employment.

      24. ESCROW CANCELLATION CHARGES. If escrow fails to close because of Seller's default, Seller shall be liable for any cancellation charges of Escrow Agent. If escrow fails to close because of Buyer's default, Buyer shall be liable for any cancellation charges of Escrow Agent. If escrow fails to close for any other reason, Seller and Buyer shall each be liable for one half of any cancellation charges of Escrow Agent. The provisions of this Section 24 shall survive cancellation of this Agreement.

      25. APPROVALS. Concerning all matters in this Agreement requiring the consent or approval of any Party, the Parties agree that any such consent or approval shall not be unreasonably withheld unless otherwise provided in this Agreement.

      26. RELEASES. Except as expressly provided in this Agreement, Seller and anyone claiming through Seller hereby releases Tenant from any and all claims of whatever kind or nature, in law or equity, whether now known or unknown to Seller, whether contingent or matured, that Seller may now have or hereafter acquire against Tenant for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to the Lease arising from events occurring prior to COE.

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      27. ADDITIONAL ACTS. The Parties agree to execute promptly such other documents and to perform such other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement.

      28. GOVERNING LAW/JURISDICTION/VENUE. This Agreement shall be governed by and construed or enforced in accordance with the laws of the State of Georgia.

      29. CONSTRUCTION. The terms and provisions of this Agreement represent the results of negotiations among the Parties, each of which has been represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and the Parties each hereby waive the application of any rule of law which would otherwise be applicable in connection with the interpretation and construction of this Agreement that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed Agreement or any earlier draft of the same.

      30. TIME OF ESSENCE. Time is of the essence of this Agreement. However, if this Agreement requires any act to be done or action to be taken on a date which is a Saturday, Sunday or legal holiday, such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding day which is not a Saturday, Sunday or legal holiday, and the successive periods shall be deemed extended accordingly.

      31. INTERPRETATION. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any document, instrument or other agreement executed in connection herewith or in furtherance hereof, including any Exhibits hereto, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this Agreement which shall be deemed to prevail and control.

      32. HEADINGS. The headings of this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.

      33. FAX AND COUNTERPARTS. This Agreement may be executed by facsimile and/or in any number of counterparts. Each party may rely upon any facsimile or counterpart copy as if it were one original document.

      34. INCORPORATION OF EXHIBITS BY REFERENCE. All Exhibits to this Agreement are fully incorporated herein as though set forth at length herein.

      35. SEVERABILITY. If any provision of this Agreement is unenforceable, the remaining provisions shall nevertheless be kept in effect.

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      36. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, oral or written, with respect to the subject matter hereof. The provisions of this Agreement shall be construed as a whole and not strictly for or against any Party.

      37. SEC S-X 3-14 Audit. Seller acknowledges that Buyer may elect to assign all of its right, title and interest in and to this Agreement to a publicly registered company ("Registered Company") promoted by the Buyer. In the event Buyer's assignee under this Agreement is a Registered Company, such Registered Company will be required to make certain filings with the U.S. Securities and Exchange Commission required under SEC Rule S-X 3-14 (the "SEC Filings") that relate to the most recent pre-acquisition fiscal year (the "Audited Year") for the Property. To assist the Registered Company with the preparation of the SEC Filings, Seller agrees to provide Buyer with financial information regarding the Property for the Audited Year requested by Buyer and/or Buyer's auditors. Such information may include, but is not limited to, bank statements, operating statements, general ledgers, cash receipts schedules, invoices for expenses and capital improvements, insurance documentation, and accounts receivable aging related to the Property ("SEC Filing Information"). Seller shall deliver the SEC Filing Information requested by Buyer prior to the expiration of the Study Period, and Seller agrees to cooperate with Buyer and Buyer's auditors regarding any inquiries by Buyer or Buyer's auditors following receipt of such information, including delivery by Seller of an executed representation letter prior to COE in form and substance requested by Buyer's auditors ("SEC Filings Letter"). A sample SEC Filings Letter is attached to the Purchase Agreement as Exhibit G; however, Buyer's auditors may require additions and/or revisions to such letter following review of the SEC Filing Information provided by Seller. Seller consents to the disclosure of the SEC Filing Information in any SEC Filings by the Registered Company. Buyer shall reimburse Seller for Seller's reasonable costs associated with providing the SEC Filing Information. The provisions of this Section 37 shall survive the COE for a period of one (1) year.

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      IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the Effective Date.

SELLER:                              THOMPSON-ALPHARETTA, LLC

                                     By: Thompson, Inc., sole member

                                     By:   /S/ A. Russell Poteat
                                         ---------------------------
                                     Name: A. Russell Poteat
                                     Its:  President

BUYER:                               SERIES C, LLC

                                     By:   /S/  John M. Pons
                                         ---------------------------
                                           John M. Pons
                                           Authorized Officer

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                            ESCROW AGENT'S ACCEPTANCE

      The foregoing fully executed Agreement together with the Earnest Money Deposit is accepted by the undersigned this 12 day of October, 2005, which for the purposes of this Agreement shall be deemed to be the date of Opening of Escrow. Escrow Agent hereby accepts the engagement to handle the escrow established by this Agreement in accordance with the terms set forth in this Agreement.

                                     FIDELITY NATIONAL TITLE INSURANCE COMPANY

                                     By   /S/  M. Burton
                                        --------------------------------------
                                     Name M. Burton
                                     Its  Asst. Commercial Escrow Officer

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                FIRST AMENDMENT TO PURCHASE AGREEMENT AND ESCROW
                                  INSTRUCTIONS

      This First Amendment to Purchase Agreement and Escrow Instructions (this "Amendment") is effective as of the 19th day of October, 2005, by and between SERIES C, LLC, as Buyer, and THOMPSON-ALPHARETTA, LLC, as Seller, and provides as follows:

      WHEREAS, Buyer and Seller entered into that certain Purchase Agreement and Escrow Instructions, effective as of October 10, 2005 (the "Agreement"), with respect to the improved property located at 184 North Main Street, Alpharetta, Georgia; and

      WHEREAS, Seller and Buyer desire to amend the Agreement to revise the definition of Closing. All capitalized terms used herein shall have the meaning given to them in the Agreement.

      NOW, THEREFORE, the parties agree as follows:

      1. The first sentence of Section 17 of the Agreement is hereby amended and restated as follows:

         "COE shall be on or before 5:00 p.m. MST on December 1, 2005."

      2. Except as provided herein, all terms and conditions of the Amendment shall remain in full force and effect.

      3. This Amendment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

      4. The parties agree that this Amendment may be executed by the parties in one or more counterparts and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date set forth above.

BUYER:                                    SERIES C, LLC

                                          By:   /S/  John M. Pons
                                             ----------------------------
                                                John M. Pons
                                          Its:  Authorized Officer

SELLER:                                   THOMPSON-ALPHARETTA, LLC

                                          By: Thompson, Inc., sole member

                                          By:   /S/  A. Russell Poteat
                                             ----------------------------
                                          Printed Name: A. Russell Poteat
                                          Its: President
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